CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation in this Registration Statement on Form SB-2 of our report included herein dated November 15, 2002, relating to the financial statements of Pipeline Data, Inc., and to the reference to me under the caption "Experts" in the Prospectus.





Drakeford & Drakeford, LLC
November 15, 2002